Exhibit 99.1

Cellerate, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Cellerate, LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Cellerate, LLC (the “Company”) as of December 31, 2018, and the related statements of operations, changes in members’ capital, and cash flows for the period from August 28, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company's auditor since 2019.
Houston, Texas
August 13, 2019

Cellerate, LLC
Balance Sheet
As of December 31, 2018

December 31,
2018
Assets
Current assets
Cash	$176,421
Accounts receivable	1,022,500
Inventory, net of allowance for obsolescence of $484	465,314
Prepaid and other assets	26,446
Total current assets	1,690,681
Long-term assets:
Property, plant and equipment, net of accumulated depreciation of $511	18,777
Total long-term assets	18,777

Total assets	$1,709,458

Liabilities and Members' Capital
Current liabilities
Accounts payable	$156,727
Accounts payable – related party	36,203
Accrued royalties and expenses	228,606
Accrued bonus and commissions	701,125
Total current liabilities	1,122,661

Total liabilities	2,245,322

Members’ Capital
Members’ capital	448,511
Retained earnings	138,286
Total members’ capital	586,797

Total liabilities and members’ capital	$1,709,458

The accompanying notes are an integral part of these financial statements.

Cellerate, LLC
Statement of Operations
August 28, 2018 (Inception) Through December 31, 2018

August 28, 2018 (Inception) through December 31, 2018

Revenues	$3,006,320

Cost of goods sold	371,421

Gross profit	2,634,899

Operating expenses
Selling, general and administrative expenses	2,519,469
Depreciation and amortization	511
Total operating expenses	2,354,703

Operating income	114,919

Other income
Transition services income	23,367
Total other income	23,367

Net income	$138,286

The accompanying notes are an integral part of these financial statements.

Cellerate, LLC
Statement of Changes in Members’ Capital
August 28, 2018 (Inception) Through December 31, 2018

	Members’ Capital	Retained Earnings	Total Members’ Capital

Balance at August 28, 2018	$-	$-	$-
Contribution of Assets	448,511	-	448,511
Net Income	-	138,286	138,286
Balance at December 31, 2018	$448,511	$138,286	$586,797

The accompanying notes are an integral part of these financial statements.

Cellerate, LLC
Statement of Cash Flow
August 28, 2018 (Inception) Through December 31, 2018

August 28, 2018 (Inception) through December 31, 2018

Cash flows from operating activities:
Net income	$138,286
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	511
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,022,500)
(Increase) decrease in inventory	(16,803)
(Increase) decrease in prepaid and other assets	(26,446)
Increase (decrease) in accounts payable	156,727
Increase (decrease) in accounts payable – related party	36,203
Increase (decrease) in accrued liabilities	929,731
Net cash flows provided by operating activities	195,707

Cash flows from investing activities:
Purchase of property and equipment	(19,288)
Net cash flows used in investing activities	(19,288)

Net increase in cash	176,421
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$176,421

Cash paid during the period for:
Interest	$-
Income taxes	-

Supplemental non-cash investing and financing activities:
Contribution of inventory	$448,511

The accompanying notes are an integral part of these financial statements.

Cellerate, LLC
Notes to Financial Statements

Note 1 – Nature of Operations

Cellerate, LLC (the Company), was formed on August 28, 2018 as a Texas limited liability company and began operations on September 1, 2018. Upon its formation, the Company was jointly owned by an affiliate of Wound Management Technologies, Inc., a Texas corporation doing business as WNDM Medical Inc. (“WNDM”) and by an affiliate of The Catalyst Group (Catalyst), with WNDM and Catalyst each owning 50% of the initial membership interests in Cellerate, LLC.

The Company’s primary focus is developing and marketing products for the advanced wound care and surgical tissue repair markets. The Company’s principle products, CellerateRX® Surgical Activated Collagen® Peptides and CellerateRX® Hydrolyzed Collagen wound fillers (CellerateRX), are distributed into the wound care and surgical markets under the terms of an exclusive sublicense from a Catalyst affiliate.

WNDM transferred to Cellerate, LLC all of its existing inventories and certain trademarks and UPC numbers in exchange for its 50% ownership interest in Cellerate, LLC. The inventories were valued at $448,511 net of obsolescence at the time of closing. Additionally, as part of the transaction, the WNDM issued a 30-month convertible promissory note to Catalyst in the principal amount of $1,500,000, bearing interest at a 5% annual interest rate, compounded quarterly. Interest is payable quarterly but may be deferred at WMDM’s election to the maturity of the note. Outstanding principal and interest are convertible at Catalyst’s option into shares of WNDM common stock at a conversion price of $.09 per share.

In exchange for its 50% ownership interest, Catalyst transferred to Cellerate, LLC an exclusive sublicense to distribute CellerateRX into the wound care and surgical markets in the United States, Canada and Mexico. The term of the sublicense extends through August 2028, with automatic one-year renewals through December 31, 2049, subject to termination at the end of any renewal term by Catalyst or Wound Care on six-months' notice.

Cellerate, LLC’s operating agreement provides for the business and affairs of Cellerate, LLC to be managed by a Board of Managers consisting of two persons. Catalyst and WNDM each has the right to appoint one person to the Board of Managers who serve indefinite terms until their resignation, removal or death. The Board of Managers act by a vote of the Managers, but in the event of a deadlocked vote, the vote of the Catalyst designated manager will be controlling, except (i) in the case of a transaction with a related party or affiliate (other than Cellerate, LLC) of the Catalyst designee or (ii) Catalyst transfers any portion of its ownership interest in Cellerate, LLC to a third party or more that 50% of Catalyst’s ownership is transferred to a third party. The initial Board of Managers is comprised of Mr. Ron Nixon as the Catalyst designee, and Mr. Michael Carmena as the WNDM designee. The Board of Managers manages the general operations of Cellerate, LLC, subject however to a vote by members of Cellerate, LLC holding two-thirds of the membership interests in Cellerate, LLC to approve major actions of Cellerate, LLC.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The terms “the Company,” “we,” and “us” are used in this report to refer to Cellerate, LLC, unless the context suggests otherwise. The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

Use of Estimates in Financial Statement Preparation

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the amounts of revenues and expenses during the reporting periods. On a regular basis, management evaluates these estimates and assumptions. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which was adopted on August 28, 2018 using the modified retrospective method. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

- Identification of the contract with a customer
- Identification of the performance obligations in the contract
- Determination of the transaction price
- Allocation of the transaction price to the performance obligations in the contract
- Recognition of revenue when, or as, the Company satisfies a performance obligation

Details of this five-step process are as follows:

Identification of the contract with a customer

Customer purchase orders are generally considered to be contracts under ASC 606. Purchase orders typically identify specific terms of products to be delivered, create the enforceable rights and obligations of both parties, and result in commercial substance. No other forms of contract revenue recognition, such as the completed contract or percentage of completion methods, were utilized by the Company in 2018.

Performance obligations

The Company’s performance obligation is generally limited to delivery of the requested items to its customers at the agreed upon quantities and prices.

Determination and allocation of the transaction price
The Company has established prices for its products. These prices are effectively agreed to when customers place purchase orders with the Company. Rebates and discounts, if any, are recognized in full at the time of sale as a reduction of net revenue. Allocation of transaction prices is not necessary where one performance obligation exists.

Recognition of revenue as performance obligations are satisfied

Product revenues are recognized when the products are delivered and title passes to the customer.

Disaggregation of Revenue

Revenue streams from product sales and royalties are summarized below for the four-months ended December 31, 2018. All revenue was generated in the United States; therefore, no geographical disaggregation is necessary.

For the Four Months Ending December 31, 2018
Product sales revenue	$3,003,609
Shipping revenue	2,711
Total Revenue	$3,006,320

Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectible accounts. Bad debt reserves are maintained based on a variety of factors, including the length of time receivables are past due and a detailed review of certain individual customer accounts. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. The Company recorded no bad debt expense in 2018. The allowance for doubtful accounts at December 31, 2018 was $0.

Contract Assets and Liabilities

The Company does not have any contract assets or contract liabilities.

Inventories

Inventories are stated at the lower of cost or net realizable value, with cost computed on a first-in, first-out basis. Inventories consist of finished goods and related packaging supplies. The Company recorded no inventory obsolescence expense for the four-months ended December 31, 2018. The allowance for obsolete and slow-moving inventory had a balance of $484 at December 31, 2018.

Fair Value Measurements

As defined in Accounting Standards Codification (“ASC”) Topic No. 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement.

The three levels of the fair value hierarchy defined by ASC Topic No. 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

 Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Our intangible assets have also been valued using the fair value accounting treatment and a description of the methodology used, including the valuation category, is described in the Company’s Annual Report on Form 10-K.

Income Taxes

As a limited liability company, Cellerate, LLC was taxed as a partnership for federal income tax purposes and therefore had no federal tax liability as of December 31, 2018.

Advertising Expense

In accordance with ASC Topic No. 720-35-25-1, the Company recognizes advertising expenses the first time the advertising takes place. Such costs are expensed immediately if such advertising is not expected to occur. The Company recognized $20,757 of advertising expense in 2018.

Related Parties

The Company follows FASB ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, "Leases" (Topic 842) The new standard requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use ("ROU") model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The standard is effective on January 1, 2019, with early adoption permitted. The Company adopted the new standard on January 1, 2019 using the transition method which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption without restating comparative periods. As part of the adoption, the Company elected to utilize the package of practical expedients included in this guidance, which permitted the Company to not reassess (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) the initial direct costs for existing leases. The Company did not have any leases as of December 31, 2018, therefore the adoption of the pronouncement had no impact to the Company’s financial position, operations, or cash flows.

On June 20, 2018, the FASB issued ASU 2018-07, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The Company adopted the pronouncement effective January 1, 2019 and the adoption did not have a material impact on the Company’s financial position, operations or cash flows.

Note 2 – Commitments and Contingencies

Royalty Agreements

Under the terms of its sublicense agreement, Cellerate, LLC pays specified royalties to Catalyst based on Cellerate, LLC’s annual net sales of CellerateRX. Cellerate, LLC shall pay to Catalyst three percent (3%) of all collected net sales each year up to $12,000,000, four percent (4%) of all collected net sales each year that exceed $12,000,000 up to $20,000,000, and five percent (5%) of all collected net sales each year that exceed $20,000,000. Minimum royalties due under the terms of the sublicense are $400,000 per year for first five (5) years of the sublicense agreement.

Payables to Related Parties

The Company had outstanding payables to Catalyst totaling $36,203 at December 31, 2018. The payable was primarily related to services provided to the Company by Catalyst and its affiliates.

Note 4 – Debt and Credit Facilities

In December 2018, Cellerate, LLC executed agreements with Cadence Bank, N.A. which provided Cellerate, LLC access to a revolving line of credit up to a maximum principal amount of $1,000,000. The line of credit is intended to support short-term working capital requirements of Cellerate, LLC. The line of credit is secured by all present and future inventory, all present and future accounts receivable, other receivables, contract rights, instruments, documents, notes, and all other similar obligation and indebtedness that may now and in the future be owed to the Company, and all general intangibles. The interest rate under this loan is the “Prime Rate” designated in the “Money Rates” section of the Wall Street Journal (the “Index”). The index currently is 5.500% per annum. Interest on the unpaid principal balance of this line is calculated using a rate of 0.750 percentage points over the Index, resulting in an initial rate of 6.250% per annum. As of December 31, 2018, the Company had not drawn on the line of credit.

Note 5 – Subsequent Events

On March 15, 2019, WNDM acquired Catalyst’s 50% interest in Cellerate, LLC (the Cellerate Acquisition) in exchange for 1,136,815 shares of WNDM’s newly created Series F Convertible Preferred Stock. Each share of Series F Convertible Preferred Stock may be converted at the option of the holder, at any time, into 2 shares of WNDM common stock, adjusted for the 1 for 100 reverse stock split of the WNDM’s common stock which became effective on May 10, 2019. Additionally, each holder of Series F Convertible Preferred Stock is entitled to vote on all matters submitted for a vote of the WNDM’s shareholders with votes equal to the number of shares of common stock into which such holder’s Series F shares could then be converted. Based on the closing price of the WNDM’s common stock on March 15, 2019 and the conversion ratio of the Series F Preferred Stock, the fair value of the preferred shares issued to Catalyst was approximately $12.5 million. Following the closing of this transaction, Mr. Ronald T. Nixon, Founder and Managing Partner of Catalyst, was elected to the Company’s Board of Directors effective March 15, 2019.

The Cellerate Acquisition was accounted for as a reverse merger and recapitalization because, immediately following the completion of the transaction, Catalyst could obtain effective control of WNDM upon exercise of its convertible preferred stock and promissory note both of which could occur at Catalyst’s option. Additionally, Cellerate, LLC’s officers and senior executive positions will continue on as management of the combined entity after consummation of the Cellerate Acquisition. For accounting purposes, Cellerate, LLC will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction has been treated as a recapitalization of WNDM. No step-up in basis or intangible assets or goodwill was recorded in this transaction.